                           TOTAL SYSTEM SERVICES, INC.
                Statement re Computation of Per Share Earnings


    The following computations set forth the calculations of primary and fully diluted earnings per share for the three months and six months ended June 30,
1996 and 1995:
                         Three months ended            Six months ended
                            June 30, 1996               June 30, 1996
                        ----------------------        -----------------------
                                        Fully                        Fully
                        Primary         Diluted        Primary       Diluted
                        Earnings        Earnings       Earnings      Earnings
                        Per Share       Per Share      Per Share     Per Share
                       ----------       ---------      ---------     ---------
Net income        $     7,900,117   $   7,900,117    $ 13,869,331    13,869,331
                      ===========     ===========     ===========   ===========
Weighted average
 number of common
 shares outstanding   129,288,792     129,288,792     129,285,341   129,285,341

Increase due to
 contingently issuable
 shares associated
 with an acquisition           --              --              --            --

Increase due to
 assumed issuance of
 shares related to
 stock options
 outstanding               166,134         166,134        160,729       165,169
                       -----------     -----------     ----------    ----------
Adjusted weighted
 average number of
 common and common
 equivalent shares
 outstanding            129,454,926     129,454,926   129,446,070   129,450,510
                        ===========     ===========   ===========   ===========
Net income per common
 and common equivalent
 share                 $        .06   $         .06  $        .11           .11
                        ===========     ===========    ==========    ==========

                             Three months ended             Six months ended
                                 June 30, 1995                June 30, 1995
                           ------------------------    ------------------------
                                           Fully                      Fully
                           Primary         Diluted      Primary       Diluted
                           Earnings        Earnings     Earnings      Earnings
                           Per Share       Per Share    Per Share     Per Share
                         -----------      ----------   -----------   ----------
Net income             $   6,013,579   $  6,013,579  $ 10,797,098   10,797,098

Weighted average
 number of common
 shares outstanding      129,262,588     129,262,588  129,262,588  129,262,588

Increase due to
 contingently issuable
 shares associated
 with an acquisition          43,478          43,478       43,478       43,478

Increase due to
 assumed issuance of
 shares related to
 stock options
 outstanding                 116,944         116,944      121,060      121,060
                         -----------     -----------    ---------    ---------
Adjusted weighted
 average number of
 common and common
 equivalent shares
 outstanding             129,423,010     129,423,010   129,427,126  129,427,126
                         ===========     ===========   ===========  ===========
Net income per common
 and common equivalent
 share                  $        .05    $        .05   $        .08 $       .08
                         ===========     ===========    ===========  ==========
